UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 28, 1995



                    COLLINS INDUSTRIES, INC.

     (Exact name of registrant as specified in its charter)

                            Missouri

         (State or other jurisdiction of incorporation)

          0-12619                            43-0985160

   (Commission  File  Number)       (IRS Employer Identification No.)


        421 East 30th Avenue, Hutchinson, Kansas, 67502

(Address of principal executive offices)               (Zip Code)


                                                   (316) 663-5551
Registrant's telephone number, including area code



                               N/A
  (Former name or former address, if changed since last report)


Item 5.   Other Events.

           On March 28, 1995, the Board of Directors of Collins Industries, Inc. (the "Company") declared a dividend distribution (the "Rights Declaration Date") of one right (the "Rights") for each outstanding share of Common Stock, $.10 par value per share (the "Common Stock"), to stockholders of record at the close of business on April 20, 1995 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Preferred Stock Unit") of Series A Junior Participating Preferred Stock, $1.00 par value per share (the "Preferred Stock") at a purchase price of $7.44 per Preferred Stock Unit (the "Purchase Price") subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Mellon Bank, N.A., as rights agent (the "Rights Agent").

     Initially, the rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate certificates for the Rights (the "Rights Certificates") will be distributed. The rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of i) the 20th business day after the date on which there is a public announcement that any Person (as defined in the Rights Agreement) or a group of affiliated or associated Persons (an "Acquiring Person"), has acquired, or obtained the right to acquire, beneficial ownership of 20% or more
of the  outstanding shares   of   Common  Stock  (the  date  of  such
first public announcement, the "Stock Acquisition Date"), other than such acquisition by the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company (an "Exempt Person"), ii) the 20th business day after the date of commencement of a tender offer or an exchange offer by any Person (other than an Exempt Person) for the Common Stock of the Company if, upon consummation thereof, such Person would be the beneficial owner of 20% or more of the outstanding shares of Common Stock, or iii) the 20th business day after a Person is declared to be an Adverse Person (as defined in the Rights Agreement) by a majority of the Unaffiliated Directors (as defined below) upon a determination that such Person has become the beneficial owner of at least 10% of the Common Stock of the Company and that (a) such Person intends to cause the Company to repurchase his Common Stock or to pressure the Company into taking action intended to provide him with short-term financial gain under circumstances where the best long-term interests of the Company and its stockholders would not be served or (b) such Person's beneficial interest is likely to cause a material adverse impact on the business or prospects of the Company; and such determination is not withdrawn within 20 business days following such declaration.

     Until the Distribution Date, i) the Rights will be evidenced by the Common Stock Certificates and will be transferred with and only with such Common Stock Certificates, ii) new Common Stock
Certificates issued   after   the   Record  Date  will  contain   a
notation incorporating the Rights Agreement by reference, and iii) the surrender or transfer of any certificates for Common Stock
outstanding   will  also  constitute  the  transfer   of   Rights
associated with the Common Stock represented by such certificate.

           The  Rights are not exercisable until the Distribution
Date and will expire at the close of business on April 1, 2005, unless earlier redeemed by the Company as described below.

           As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

     In the event that, anytime following the Rights Declaration Date, (i) any Person, including affiliates and associates, becomes the beneficial owner of 20% or more of the outstanding shares of Common Stock (except pursuant to a cash tender offer or certain exchange offers for all outstanding Common Stock at a price and on terms determined by a majority of the Unaffiliated Directors to be fair to and in the best interests of the Company and its stockholders), (ii) the Company is the surviving corporation in a merger with an Acquiring Person or an Adverse Person and its Common Stock is not changed or exchanged, (iii) during such time as there is an Acquiring Person, an event occurs that results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), (iv) an Acquiring Person or an Adverse Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (v) any Person is declared to be an Adverse Person and such declaration is not withdrawn during the period so provided for; each holder of a Right will thereafter have a right to receive, upon exercise, Preferred Stock Units (or, in certain circumstances, Common Stock, cash, property or other securities of the Company) having a value equal to twice the Purchase Price, upon payment of the Purchase Price. However, the Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person (or by certain affiliated or associated parties) will be null and void.

           For example, at a Purchase Price of $7.44 per Right, each Right not owned by an Acquiring Person or an Adverse Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder, upon payment of the $7.44 Purchase Price, to purchase such number of Preferred Stock Units (or other consideration, as noted above) as equals $14.88 divided by the current market price of the Common Stock (as determined pursuant to the Rights Agreement). Assuming that the Common Stock has a per share value of $2.50 at such time, the holder of each exercisable Right would be entitled to purchase
5.95 Preferred Stock Units (5.95 one-hundredths of a share of Preferred Stock) for $7.44.

     In the event that, at any time on or following the Stock Acquisition Date, (i) the Company is acquired in a merger, exchange offer, or other business combination (other than in a transaction with a Person who acquired shares pursuant to a cash tender offer for all outstanding Common Stock, the price per share offered in the transaction is not less than the tender offer price, and the form of consideration is the same as that offered in the tender offer) in which the Company is not the surviving corporation or its Common Stock is changed or exchanged, or (ii) 50% or more of the Company's assets or earning power is sold or transferred; each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring Company having a value equal to twice the Purchase Price of the Right, upon payment of the Purchase Price. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable and the number of Preferred Stock Units or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock (as determined pursuant to the Rights Agreement), or (iii) upon the distribution to holders of Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

           With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Preferred Stock Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock (as determined pursuant to the Rights Agreement).

           At any time until the earlier of the final Expiration Date (as defined in the Rights Agreement) or until 20 business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Unaffiliated Directors). The decision to redeem shall require the concurrence of a majority of the Unaffiliated Directors. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces its beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. The Rights also shall be redeemable in whole, but not in part, during the period commencing 20 business days following the Stock Acquisition Date and terminating on the earlier of a Triggering Event or the Final Expiration Date, with the approval of a majority of the Unaffiliated Directors in connection with an Extraordinary Transaction (as defined in the Rights Agreement). Immediately upon the action of a majority of the Unaffiliated
Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

           The term "Unaffiliated Directors" means any member of the Board of Directors of the Company who was a member of such Board prior to the date of the Rights Agreement and any person who is subsequently elected to the Board of Directors of the Company if such person is recommended or approved by a majority of the Unaffiliated Directors, but shall not include an Acquiring Person or an Adverse Person, or an affiliate or associate of an Acquiring Person or Adverse Person, or any representative of the foregoing entities.

           Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders, depending upon the circumstances, may recognize taxable income in the event that the Rights become exercisable for Preferred Stock Units (or other consideration) or for common stock of the acquiring Company as set forth above.

           Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by a majority of the Unaffiliated Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by a majority of the Unaffiliated Directors in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or Adverse Rights (excluding the interests of any Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

           Each share of Common Stock issued and outstanding on the Record Date will receive one Right. Rights will be issued in respect of all shares of Common Stock that are issued after the Record Date but prior to the Expiration Date (as defined in the Rights Agreement). Seven hundred fifty thousand shares of Preferred Stock will be reserved for issuance upon exercise of the Rights.

     The Rights have certain antitakeover effects. The Rights will cause substantial dilution of the person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company because a majority of the Unaffiliated Directors may, at its option, at any time prior to the close of business on the earlier of (i) the 20th business day following the Distribution Date or (ii) April 1, 2005, redeem all, but not less than all, of the then outstanding Rights at the Redemption Price.

           The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B the form of Rights Certificate, has been previously filed as Exhibit 1 to the Form 8-A filed by the Company on March 30, 1995 and is incorporated herein by reference. The Press Release announcing the declaration of the Rights and a form of letter to the Company's shareholders, relating to the adoption of the Rights Plan, are attached hereto as Exhibits 2 and 3, respectively, and are incorporated herein in their entireties by reference. The foregoing descriptions of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

     Exhibit             Description

     1.  Rights  Agreement, dated  as  of  March  28,  1995  between
         Collins  Industries,  Inc.  and   Mellon Bank,  N.A. which
         includes as Exhibit B thereto the Form of Rights Certificate, has been previously filed as Exhibit 1 to the Form 8-A filed
         by the Company on March   30,  1995  and  is  incorporated
         herein by reference. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the
         earlier    of   one   of   the    stated Distribution Dates
         noted above.

    2.    Press release dated March 30, 1995.

    3.    Form of letter  to the Company's  shareholders.

                           SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              COLLINS INDUSTRIES, INC.


                              By:/s/ Donald Lynn Collins
                                   Donald Lynn Collins
                                   President, Chief Operating
                                   Officer and Director

Date:  March 28, 1995
                         EXHIBIT INDEX

    Exhibit                   Description                 Page
      1.         Rights Agreement, dated as of March
                 28, 1995 between Collins Industries,
                 Inc. and Mellon Bank, N.A. which
                 includes as Exhibit B thereto the
                 Form of Rights Certificate, has been
                 previously filed as Exhibit 1 to the
                 Form 8-A filed by the Company on
                 March 30, 1995 and is incorporated
                 herein by reference.  Pursuant to the
                 Rights Agreement, Rights Certificates
                 will not be mailed until after the
                 earlier of one of the stated
                 Distribution Dates noted above.
      2.         Press release dated March 30, 1995.       1
      3.         Form of letter to the Company's           4
                 shareholders.
                                                        EXHIBIT 2

                              FOR IMMEDIATE RELEASE
                              March 30, 1995

                              For Information Contact:
                               Larry  W.  Sayre,
                               Vice President-Finance and CFO
                               (316) 663-5551


                    COLLINS INDUSTRIES, INC.
                ADOPTS STOCKHOLDERS RIGHTS PLAN

Hutchinson, Kansas, March 30, 1995 -- Collins Industries, Inc. announced today that its Board of Directors has adopted a stockholders rights plan designed to enhance the ability of all of Collins' stockholders to realize the long-term value of their investment in the corporation. The rights plan provides that one junior preferred stock purchase right will be distributed as a dividend on each outstanding share of common stock of the corporation held as of the close of business on April 20, 1995.

The rights plan will deter coercive or unfair takeover tactics, to prevent an acquiror from gaining control of Collins without offering fair and equal treatment to all of Collins' stockholders and will discourage anyone from attempting to "greenmail" the corporation or to put the stock "into play."

This is of paramount importance to the Company because the Board believes the market value of the Company's shares does not currently reflect the full measure of the Company's intrinsic value and its long-term potential.

Details of the stockholders rights plan will be summarized in a letter that will be mailed on or before April 24, 1995, to all stockholders of record as of April 20, 1995.

Don L. Collins, Chairman of the Board of Collins, stated:  "The
Board believes that the rights plan will protect the interests of stockholders in the event that Collins is confronted with coercive or unfair takeover tactics, including (iii) offers that do not treat all stockholders equally; (iv) the acquisition of shares constituting control without offering fair value to all stockholders; and (v) other coercive or unfair tactics that could impair the board's ability to represent stockholders' interests fully."

Collins further stated: "The rights plan is not intended to prevent an acquisition of the Company on terms that are favorable and fair to all stockholders, or to prevent proxy contests, and will not do so. However, the plan will deter any attempt to acquire the corporation through use of abusive tactics that are calculated to deprive the stockholders and their Board of
Directors   of  their  ability  to  determine  the  corporation's
future."

Each right will entitle holders of Collins' common stock to purchase one one-hundredth share of a new series of junior participating preferred stock of the corporation at an exercise price of $7.44. Each such fractional share of preferred stock is equivalent in voting power to one share of Collins' common stock and would be paid dividends equal to the dividend paid on each share of common stock. However, following issuance and prior to the exercise thereof, no dividends are payable with respect to the rights. The rights will be exercisable only if a person or group acquires beneficial ownership of twenty percent (20%) or more of Collins' common shares, or announces a tender or exchange offer upon consummation of which, such person or group would beneficially own twenty percent (20%) or more of the common shares, or if a person or group acquires beneficial ownership of ten percent (10%) or more of the common shares and such person or group is judged to be an "Adverse Person" by the Board of Directors.

If any person or group becomes the beneficial owner of twenty percent (20%) or more of Collins' common shares, effects certain business combinations, or engages in certain "self-dealing" transactions, each right, not owned by the person or group, entitles its holder to receive, upon exercise, the previously described fractional shares of Collins' junior participating preferred stock (or in certain circumstances as determined by the corporation, a combination of cash, property, common shares or other securities) having a value equal to twice the right's exercise price of $7.44, upon payment of the exercise price. (For example: at a market price of $2.50 per common share, each right would entitle its holder to purchase fractional shares of the junior preferred stock equivalent in value and voting power to approximately 5.95 shares of Collins' common stock.) For purposes of determining the value of the junior preferred stock, each one one-hundredth of a share shall be considered to be equivalent in value to one share of Collins' common stock. In addition, if the corporation is involved in a merger or business combination transaction with another person in which the corporation is not the surviving corporation, each right that has not previously been exercised will entitle its holder to receive, upon payment of the exercise price, common shares of such other person having a value equal to twice the right's exercise price.

The corporation generally will be entitled to redeem the rights at $.01 per right at any time until the 20th business day following the announcement that a twenty percent (20%) ownership position has been acquired.

Collins Industries, Inc. manufactures ambulances, small school buses, commercial buses, terminal trucks and wheelchair lifts and accessories for the handicapped. These accessories include power seats and doors and wheelchair locks. The Company sells its products to distributors and dealers throughout the United States and, to a lesser extent, abroad.

Collins' common stock trades on the NASDAQ Stock Market under the symbol COLL.
                                                        EXHIBIT 3

             [Collins Industries, Inc. Letterhead]

                         April 20, 1995


To Our Stockholders:

           Your Board of Directors has adopted a Stockholders Rights Plan. The Plan provides for a dividend distribution of one Preferred Stock Purchase Right for each share of common stock that you own. Enclosed with this letter is a summary description of the principal features of the Plan. This letter summarizes the reasons for adopting the Plan.

           The purpose of the Plan is to protect you, as a stockholder, in the event of an unsolicited attempt to acquire the Corporation. It is designed to deal with the very serious problem of another person or corporation using abusive tactics to deprive the Corporation's Board and its stockholders of any real opportunity to determine the destiny of the Corporation. Unsolicited take-over attempts frequently involve a gradual accumulation of shares; a partial or two-tier tender offer that does not treat all stockholders equally; a squeeze-out merger, or other abusive take-over tactics. Your Board believes these tactics are not in the best interests of stockholders because they can unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

           Over fifteen hundred public companies have adopted Stockholders Rights Plans. We consider the Plan to be the best available means of protecting your right to retain an equity investment in the Corporation and obtain the full value of your investment, while not foreclosing a fair acquisition bid for Collins Industries, Inc. The Plan is not intended to prevent a take-over of the Corporation or a proxy contest, and will not do so. However, it should help deter any attempt to acquire the Corporation in a manner or on terms the Board determines not to be in the best interests of its stockholders.

           Issuance of the Rights does not in any way weaken the financial strength of the Corporation or interfere with its business plans. The issuance of the Rights has no dilutive effect; will not affect reported earnings per share; is not taxable to the Corporation or to you; and will not change the way in which you can presently trade the Corporation's shares. As explained in detail in the enclosed Summary of Rights to Purchase Preferred Stock, the Rights will only be exercisable if and when a problem arises which they were created to address. They will then operate to protect you against being deprived of your right to share in the full measure of the Corporation's long-term value.

            The   dividend  distribution  will  be   payable   to
stockholders of record on April 20, 1995. No certificates representing the Rights will be distributed initially, and the Rights will trade with and be represented by the certificates for the Corporation's common stock. The rights will expire on April 1, 2005, unless earlier redeemed.

           Your Board believes that the Stockholders Rights Plan represents a sound and reasonable means of addressing the complex issues of corporate policy created by the possibility of a take-over attempt. In adopting the Plan, we have expressed our confidence in the future and our determination that you, as a Collins Industries, Inc. stockholder, be given every opportunity to participate in that future.

                                On   behalf  of  the   Board   of
Directors,



                              ___________________________________